Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.hrpreit.com

HRPT Announces Results for the Periods
Ended June 30, 2006

Newton, MA (August 7, 2006): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and six months ended June 30, 2006.

Results for the quarter ended June 30, 2006:

Net income available for common shareholders was $22.3 million for the quarter ended June 30, 2006, compared to $39.2 million for the same quarter last year.  Net income available for common shareholders per share (EPS) for the quarters ended June 30, 2006 and 2005 was $0.11 and $0.20, respectively.

Funds from operations (FFO) available for common shareholders for the quarter ended June 30, 2006, was $62.7 million, or $0.30 per share.  This compares to FFO available for common shareholders for the quarter ended June 30, 2005, of $64.8 million, or $0.32 per share.

The weighted average number of common shares outstanding totaled 209,967,870 and 199,819,096 for the quarters ended June 30, 2006 and 2005, respectively.

Results for the six months ended June 30, 2006:

Net income available for common shareholders was $153.7 million for the six months ended June 30, 2006, compared to $60.0 million for the same period last year.  Net income available for common shareholders per share (EPS) for the six months ended June 30, 2006 and 2005 was $0.73 and $0.32, respectively.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Funds from operations (FFO) available for common shareholders for the six months ended June 30, 2006, was $127.4 million, or $0.61 per share.  This compares to FFO available for common shareholders for the six months ended June 30, 2005, of $121.6 million, or $0.64 per share.

The weighted average number of common shares outstanding totaled 209,914,544 and 189,873,066 for the six months ended June 30, 2006 and 2005, respectively.

Occupancy and Leasing Results:

As of June 30, 2006, 93.6% of HRPT’s total square feet was leased, compared to 94.1% leased as of June 30, 2005.

HRPT signed new leases for 629,000 square feet and lease renewals for 1.3 million square feet during the quarter ended June 30, 2006, for weighted average rental rates that were 5% above prior rents for the same space.

Average lease terms for leases signed during the second quarter of 2006 were 8.0 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended June 30, 2006 totaled $13.23 per square foot on a weighted average basis.

Investing Activities:

During the second quarter of 2006, HRPT acquired five properties with 1.2 million square feet of office and industrial space for $105.3 million, excluding closing costs.

Conference Call:

On Monday, August 7, 2006, at 1:00 p.m. Eastern Time, Adam Portnoy, managing trustee, and John Popeo, chief financial officer, will host a conference call to discuss the second quarter 2006 results.

The conference call telephone number is (800) 810-0924.  Participants calling from outside the United States and Canada should dial (913) 981-4900.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Sunday, August 13, 2006.  To hear the replay, dial (719) 457-0820. The replay pass code is 9524264.

A live audio webcast of the conference call will also be available in a listen only mode on HRPT’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRPT’s web site for about one week after the call.

Supplemental Data:

A copy of HRPT’s Second Quarter 2006 Supplemental Operating and Financial Data is available for download at HRPT’s web site.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of June 30, 2006, HRPT owned 487 properties with 58 million square feet, including almost 18 million square feet of leased industrial and commercial lands in Oahu, HI.  HRPT is headquartered in Newton, Massachusetts.

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HRPT Properties Trust
Statements of Income and Funds from Operations
(amounts in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Rental income	$197,957	$173,814	$387,516	$340,368

Expenses:
Operating expenses	75,959	63,735	147,762	126,842
Depreciation and amortization	40,379	33,416	78,045	65,927
General and administrative	8,540	7,453	16,413	14,328
Total expenses	124,878	104,604	242,220	207,097
Operating income	73,079	69,210	145,296	133,271

Interest income	310	701	1,545	881
Interest expense (including amortization of note discounts and premiums and deferred financing fees of $1,105, $668, $2,243 and $1,333, respectively)	(41,854)	(34,732)	(83,148)	(70,339)
Loss on early extinguishment of debt	—	—	(1,659)	—
Equity in earnings of equity investments	—	3,052	3,136	6,446
Gain on sale of equity investments (1)	—	—	116,287	—
Gain on issuance of shares by equity investees (1)	—	4,708	—	4,708
Income from continuing operations	31,535	42,939	181,457	74,967
(Loss) income from discontinued operations	(21)	215	(108)	422
Gain on sale of properties	—	7,592	—	7,592
Net income	31,514	50,746	181,349	82,981
Preferred distributions	(9,234)	(11,500)	(20,742)	(23,000)
Excess redemption price paid over carrying value of preferred shares (2)	—	—	(6,914)	—
Net income available for common shareholders	$22,280	$39,246	$153,693	$59,981

Calculation of Funds from Operations, or FFO: (3)
Net income	$31,514	$50,746	$181,349	$82,981
Plus: depreciation and amortization	40,401	33,589	78,152	66,310
Loss on early extinguishment of debt:
Add: amount included in total expenses	—	—	1,659	—
Less: portion settled in cash	—	—	—	—
Less: gain on sale of properties	—	(7,592)	—	(7,592)
Less: gain on sale of equity investments	—	—	(116,287)	—
Less: gain on issuance of shares by equity investees	—	(4,708)	—	(4,708)
Less: equity in earnings of equity investments	—	(3,052)	(3,136)	(6,446)
Plus: FFO from equity investments	—	7,355	6,426	14,036
FFO	71,915	76,338	148,163	144,581
Less: preferred distributions	(9,234)	(11,500)	(20,742)	(23,000)
FFO available for common shareholders	$62,681	$64,838	$127,421	$121,581

Weighted average common shares outstanding	209,968	199,819	209,915	189,873

Per common share:
Income from continuing operations	$0.11	$0.16	$0.73	$0.27
Net income available for common shareholders	0.11	0.20	0.73	0.32
FFO available for common shareholders	0.30	0.32	0.61	0.64
Common distributions paid	0.21	0.21	0.42	0.42

HRPT Properties Trust
Statements of Income and Funds from Operations
(amounts in thousands, except per share data)

(1)             We account for our former common share investments in Senior Housing Properties Trust, or Senior Housing, and Hospitality Properties Trust, or Hospitality Properties, using the equity method of accounting.  In March 2006, we sold all of our Senior Housing common shares for gains of $39,066, and all of our Hospitality Properties shares for gains of $77,221.

(2)             In March 2006, we redeemed all of our eight million Series A preferred shares for their liquidation preference of $25/share plus accrued and unpaid distributions through the date of the redemption.

(3)             We compute FFO as shown in the calculation above.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gains or losses on sales of properties, FFO can facilitate a comparison of current operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

HRPT Properties Trust
Consolidated Balance Sheets
(amounts in thousands, except share data)

	June 30,	December 31,
	2006	2005
		(audited)
ASSETS
Real estate properties:
Land	$1,112,110	$1,080,563
Buildings and improvements	4,447,106	4,144,011
	5,559,216	5,224,574
Accumulated depreciation	(607,832)	(548,460)
	4,951,384	4,676,114
Properties held for sale	10,709	10,779
Acquired real estate leases	173,510	161,787
Equity investments in former subsidiaries	—	194,297
Cash and cash equivalents	35,099	19,445
Restricted cash	15,931	18,348
Rents receivable, net of allowance for doubtful accounts of $3,862 and $3,767, respectively	159,320	145,385
Other assets, net	95,566	101,012
Total assets	$5,441,519	$5,327,167

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$280,000	$256,000
Senior unsecured debt, net	1,940,582	1,889,991
Mortgage notes payable, net	390,495	374,165
Accounts payable and accrued expenses	79,729	80,125
Acquired real estate lease obligations	44,300	38,987
Rent collected in advance	20,534	17,858
Security deposits	15,081	13,679
Due to affiliates	7,545	10,876
Total liabilities	2,778,266	2,681,681

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series A preferred shares; 9 7/8% cumulative redeemable at par on February 22, 2006; zero and 8,000,000 shares issued and outstanding, respectively, aggregate liquidation preference $200,000	—	193,086
Series B preferred shares; 8 3/4% cumulative redeemable at par on September 12, 2007; 12,000,000 shares issued and outstanding, aggregate liquidation preference $300,000	289,849	289,849
Series C preferred shares; 7 1/8% cumulative redeemable at par on February 15, 2011; 6,000,000 and zero shares issued and outstanding, respectively, aggregate liquidation preference $150,000	145,015	—
Common shares of beneficial interest, $0.01 par value:
250,000,000 shares authorized; 209,985,540 and 209,860,625 shares issued and outstanding, respectively	2,100	2,099
Additional paid in capital	2,773,664	2,779,159
Cumulative net income	1,634,123	1,452,774
Cumulative common distributions	(1,982,984)	(1,894,818)
Cumulative preferred distributions	(198,514)	(176,663)
Total shareholders’ equity	2,663,253	2,645,486
Total liabilities and shareholders’ equity	$5,441,519	$5,327,167